UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
JULY 16, 1999









                      CLASSIFIED ONLINE.COM
             (FORMERLY FUJI ELECTROCELL CORPORATION
     (Exact name of registrant as specified in its charter)







Nevada                000-24927                   33-0199082
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

1839 S.E. Port Saint Lucie Blvd., Port Saint Lucie, FL 34952
(Address of principal executive offices)

Registrant's telephone number, including area code (561) 337-9999

Registrant's Attorney: Daniel G. Chapman, Esq., 2080 E. Flamingo
Rd., Suite 112, Las Vegas, (702) 650-5660

ITEM 2.   Acquisition or Disposition of Assets

On July 16, 1999, the Company completed its exchange agreement with ClassifiedOnLine.Com. As a result of the completion of this exchange, the Company changed its name to Classified OnLine.Com. The company previously known as ClassifiedOnLine.Com changed its name to WantToBuyOnline.Com and is now a wholly-owned subsidiary of the Company.

The exchange was approved by the boards of directors of both companies on June 21, 1999. The shareholders of Classified OnLine.com approved the exchange by unanimous vote. The directors of Fuji Electrocell Corp., being shareholders and, in some cases, directors of Classified OnLine.com, submitted the agreement to the Company's shareholders. The agreement was approved by holders of a majority of the Company's issued and outstanding voting stock by consent in lieu of a meeting. The Articles of Exchange were submitted to the Secretary of State of Nevada and filed on July 16, 1999.

Classified Online.Com was incorporated in Nevada in 1999, and has developed an internet site providing users with the ability to list classified advertisements on their site. The web-site allows users to search and place the ads by category of item and by geographical location. The web-site address is http://www.classifiedonline.com.

Under the terms of the exchange agreement, each of the 8,084,711 shares outstanding in ClassifiedOnLine.Com was exchanged for one share of the Company's common stock. Upon completion, there were 10,000,369 shares of the Company's voting stock outstanding, each with the same rights and privileges as the shares of the Company prior to the exchange. The existing shareholders of the previous ClassifiedOnLine.Com will hold 80.84% of the issued and outstanding shares of the new Company, with shareholders of the previous Fuji Electrocell holding the remaining 19.16%.

The members of the board of directors of Fuji Electrocell were also board members and major shareholders of the old ClassifiedOnLine.Com. Messrs. Kipnis, Oldfield, and Lates, the members of Fuji Electrocell's board prior to the exchange, held a total of 81.45% of the common stock of ClassifiedOnLine.Com and a total of 37.69% of the stock of Fuji Electrocell.

The Company has also been issued a new trading symbol, which is CLOL. The new symbol became effective July 29, 1999, at the opening of business.

ITEM 5    Other Events

This Form is being filed as an amended Form 8-K to include pro-forma financials.

ITEM 7    Financial Statements and Exhibits

On July 16, 1999, Classified OnLine.Com (formerly Fuji Electrocell Corporation) acquired ClassifiedOnLine.Com in accordance with an exchange agreement approved by the boards of directors of both companies. Under the terms of the exchange agreement, each of the 8,084,711 shares outstanding in ClassifiedOnLine.Com was exchanged for one share of Classified OnLine.Com's common stock. Upon completion, there were 10,000,369 shares of common stock outstanding.

Due to the fact that the registrant has been a dormant company, the combined companies will carry forward the plan of operations of the ClassifiedOnLine.Com, and the shareholders of ClassifiedOnLine.Com will own 80.84% of the outstanding common stock of the combined company, the exchange is being accounted for as a reverse acquisition. Accordingly, the financial information is presented as if ClassifiedOnLine.Com was the acquiring company.

ClassifiedOnLine.Com was incorporated on February 12, 1999. The company is currently in the development stages and expects to commence operations in accordance with its business plan during the fourth quarter of 1999. Accordingly, audited financial information as of December 31, 1998 is not applicable.

The following unaudited pro forma condensed balance sheets and statements of operations for Classified OnLine.Com (formerly
Fuji) and ClassifiedOnLine.Com, are presented as of June 30, 1999 and for the six months then ended assuming the exchange had taken place on January 1, 1999. Pro forma financial information for the most recent fiscal year ended December 31, 1998 is not presented as explained above.

                      CLASSIFIED ONLINE.COM
                    Pro Forma Balance Sheets
                          June 30, 1999



                          Classified     ClassifiedOnLine      Pro Forma         Pro Forma
                          OnLine.Com           .Com           Adjustments        Combined
                        (formerly Fuji)
Current Assets - prepaid 0                 $2,085            0         $2,085
expenses
Noncurrent other       0                 $2,085            0                 $2,085
assets
TOTAL ASSETS           $0                $4,170            0                 $4,170
Current liabilities -    24,690            9,172             0                 33,862
accounts payable and
accrued expenses
Stockholders' equity:
Common stock            1,915             8,085             0                 10,000
Additional paid-in      103,085           153,609           (70,858)          185,836
Capital
Accumulated deficit     (129,690)         (166,696)         70,858            (225,528)
TOTAL STOCKHOLDERS'    (24,690)          (5,002)           0                 (29,692)
EQUITY
TOTAL LIABILITIES AND  $0                $4,170            0                 $4,170
STOCKHOLDERS' EQUITY

                      CLASSIFIED ONLINE.COM
           Pro Forma Condensed Statement of Operations
                 Six Months Ended June 30, 1999



                         Classified     ClassifiedOnLine      Pro Forma         Pro Forma
                         OnLine.Com           .Com           Adjustments        Combined
                       (Formerly Fuji)
Revenues              0                 0                 0                 0
Selling, general and    58,832            166,696           0                 225,528
administrative
expenses
Net Loss              (58,832)          (166,696)         0                 (225,528)

The pro forma adjustment to additional paid-in capital and accumulated deficit reflects the effect of issuing stock for the purchase of Classified OnLine.Com as if the exchange had taken place on January 1, 1999.



                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Classified OnLine.Com



                           By:  /s/ Richard J. Oldfield
                              Richard J. Oldfield, President



                           Date: September 30, 1999